For more information contact:

Jeffrey W. Farrar

Executive Vice President and Chief Financial Officer

(434) 964-2217

JFarrar@StellarOne.com

STELLARONE CORPORATION ANNOUNCES EARNINGS CALL

Charlottesville, Virginia, April 16, 2009 - StellarOne Corporation (NASDAQ: STEL) today announced that it will release its first quarter 2009 results on Monday, April 27, 2009, before the market opens. StellarOne Corporation's management will also host a webcast and conference call in connection with its earnings announcement, at 10:00 AM ET, to discuss results and answer questions.

To access a link to the webcast, visit www.StellarOne.com and click on Investor Relations. To participate in the conference call, dial toll free (877) 723-9518 (no passcode required) approximately 5 to 10 minutes before the beginning of the call. If you are unable to participate at that time, a digital replay of the call will be available from 1:00 PM ET on Monday, April 27, 2009 through 12:00 AM ET on Sunday, May 3, 2009, by dialing toll free (888) 203-1112 and using passcode #3104829.

About StellarOne Corporation

StellarOne Corporation is a traditional community banking provider offering a full range of business and consumer banking services, including trust and asset management services. Through the activities of its affiliate, StellarOne Bank, it operates 61 full-service branches, 1 loan production office, and 66 ATMs serving the New River Valley, Roanoke Valley, Shenandoah Valley, and Central and North Central Virginia.